                                                                     Exhibit 4.6

                                                                [EXECUTION COPY]



FIRST AMENDMENT                  TO CREDIT AGREEMENT

    This FIRST AMENDMENT, dated as of September 29, 1997 (this "AMENDATORY AGREEMENT"), to the Existing Credit Agreement (as defined below), is made among LEINER HEALTH PRODUCTS INC., a Delaware corporation (as assignee of Leiner Health Products Group Inc.'s rights and obligations under the Credit Agreement, the "U.S. BORROWER"), VITA HEALTH COMPANY (1985) LTD., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions signatories hereto (the "LENDERS") and THE BANK OF NOVA SCOTIA, as U.S. Agent and Canadian Agent for the Lenders, as applicable.


                                 W I T N E S S E T H:
                                 - - - - - - - - - -

    WHEREAS, the Borrowers, the U.S. Lenders, the Canadian Lenders, the U.S. Agent, the Canadian Agent, Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent, are parties to a Credit Agreement, dated as of June 30, 1997 (as amended, supplemented, amended and restated or otherwise modified to the date hereof, the "EXISTING CREDIT AGREEMENT");

    WHEREAS, the Borrower has requested that the Lenders amend the Letter of Credit expiration provision contained in the Existing Credit Agreement; and

    WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects as provided below (the Existing Credit Agreement, as so amended by this Amendatory Agreement, being referred to as the "CREDIT AGREEMENT");

    NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:


                                        PART I
                                     DEFINITIONS

    SUBPART 1.1. CERTAIN DEFINITIONS. The following terms (whether or not underscored) when used in this Amendatory Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

    "AMENDATORY AGREEMENT" is defined in the PREAMBLE.

    "AMENDMENT NO. 1" is defined in SUBPART 3.1.

    "BORROWERS" is defined in the PREAMBLE.

    "CANADIAN BORROWER" is defined in the PREAMBLE.

    "CREDIT AGREEMENT" is defined in the THIRD RECITAL.

    "EXISTING CREDIT AGREEMENT" is defined in the FIRST RECITAL.

    "LENDERS" is defined in the PREAMBLE.

    "FIRST AMENDMENT EFFECTIVE DATE" is defined in SUBPART 3.1.

    "U.S. BORROWER" is defined in the PREAMBLE.

    SUBPART 1.2. OTHER DEFINITIONS. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendatory Agreement with such meanings.


                                       PART II
                                  AMENDMENTS TO THE
                              EXISTING CREDIT AGREEMENT

    Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with SUBPART 2.1; except as so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

    SUBPART 2.1. AMENDMENT TO SECTION 4.1. Section 4.1 of the Existing Credit Agreement is hereby amended by deleting the reference to "one year" in subclause
(y) contained therein and inserting "two years" in place thereof.


                                       PART III

                             CONDITIONS TO EFFECTIVENESS

    SUBPART 3.1. FIRST AMENDMENT EFFECTIVE DATE. This Amendatory Agreement (and the amendments and modifications contained herein) shall become effective, and shall thereafter be referred to as "AMENDMENT NO. 1", on the date (the "FIRST AMENDMENT EFFECTIVE DATE") when all of the conditions set forth in this SUBPART 3.1 have been satisfied.

    SUBPART 3.1.1. EXECUTION OF COUNTERPARTS. The Administrative Agent shall have received counterparts of this Amendatory Agreement, duly executed and delivered on behalf of each of the Borrowers, the Required Lenders and the Issuer.

    SUBPART 3.1.2.  LEGAL DETAILS, ETC.   All documents executed or submitted
pursuant hereto shall be satisfactory in form and substance to the Agents and their counsel. The Agents and their counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Agents or their counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendatory Agreement shall be satisfactory to the Agents and their counsel.


                                       PART IV
                                    MISCELLANEOUS

    SUBPART 4.1. CROSS-REFERENCES. References in this Amendatory Agreement to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendatory Agreement.

    SUBPART 4.2. LOAN DOCUMENT PURSUANT TO EXISTING CREDIT AGREEMENT. This Amendatory Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

    SUBPART 4.3. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Each of the Borrowers represents and warrants on the First Amendment Effective Date for its Subsidiaries and itself, both before and after giving effect to this Amendatory Agreement, as follows:

         (a) the representations and warranties set forth in Article VIII of the Credit Agreement (excluding, however, those contained in Section 8.7) and in each other Loan Document are, in each case, true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date);

         (b) except as disclosed by the U.S. Borrower to the Agents and the Lenders pursuant to Section 8.7 of the Credit Agreement,

              (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of the U.S. Borrower, threatened against Parent or the U.S. Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, or which would adversely affect the legality, validity or enforceability of the Credit Agreement, the Notes or any other Loan Document; and

              (ii) no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 8.7 of the Credit Agreement which could reasonably be expected to have a Material Adverse Effect; and

         (c) no Default has occurred and is continuing, and neither Parent nor the U.S. Borrower or any of its Subsidiaries is in material violation of any law or governmental regulation or court order or decree, which violation would, individually or in the aggregate, have a Material Adverse Effect.

    SUBPART 4.4. SUCCESSORS AND ASSIGNS. This Amendatory Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    SUBPART 4.5. COUNTERPARTS. This Amendatory Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

    SUBPART 4.6. GOVERNING LAW. THIS AMENDATORY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendatory Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                  LEINER HEALTH PRODUCTS INC.


                                  By /s/
                                     -----------------------------------
                                     Title:


                                  VITA HEALTH COMPANY (1985) LTD.


                                  By /s/
                                     -----------------------------------
                                     Title:


                                  THE BANK OF NOVA SCOTIA, as U.S. Agent,
                                  Canadian Agent, U.S. Issuer, Canadian Issuer, a U.S. Lender and a Canadian Lender


                                  By /s/
                                     -----------------------------------
                                     Title: Senior Relationship Manager

                                  SALOMON BROTHERS HOLDING
                                  COMPANY INC


                                  By /s/
                                     -----------------------------------
                                     Title: Richard H. Ivers
                                            Managing Director

                                  MERRILL LYNCH CAPITAL CORPORATION



                                  By /s/
                                     -----------------------------------
                                     Title: VP

                                  BANK OF MONTREAL


                                  By
                                     -----------------------------------
                                     Title:

                                  FLEET NATIONAL BANK


                                  By /s/
                                     -----------------------------------
                                     Title: Senior Vice President

                                  LASALLE NATIONAL BANK


                                  By /s/
                                     -----------------------------------
                                     Title: Senior Vice President

                                  COMERICA BANK


                                  By /s/
                                     -----------------------------------
                                     Title: Corporate Banking Officer

                                  THE LONG-TERM CREDIT BANK OF
                                  JAPAN, LIMITED, NEW YORK BRANCH


                                  By /s/
                                     -----------------------------------
                                     Title: Deputy General Manager
                                     Name:  Shuichi Tajima

                                  SOCIETE GENERALE


                                  By /s/
                                     -----------------------------------
                                     Title: J. Staley Steward
                                            Vice President

                                  CREDITANSTALT BANKVEREIN


                                  By /s/
                                     -----------------------------------
                                     Title: Geoffrey C. Headington
                                            Associate


                                  By /s/
                                     -----------------------------------
                                     Title: Gregory F. Mathis
                                            Vice President

                                  IMPERIAL BANK, a California Banking
                                  Corporation



                                  By /s/
                                     -----------------------------------
                                     Title: Steven K. Johnson
                                            Senior Vice President

                                  DEEPROCK & COMPANY

                                  By: Eaton Vance Management,
                                    as Investment Advisor


                                  By /s/
                                     -----------------------------------
                                     Title: Scott H. Page
                                            Vice President

                                  NORTHERN LIFE INSURANCE COMPANY

                                  By: ING Capital Advisors, Inc.,
                                    as Investment Advisor


                                  By
                                     -----------------------------------
                                     Title:

                                  FLOATING RATE PORTFOLIO
                                  By: Chancellor LGT Senior Secured
                                        Management Inc., as attorney in fact



                                  By /s/
                                     -----------------------------------
                                     Title: Assistant Vice President

                                  MASSACHUSETTS MUTUAL LIFE
                                  INSURANCE COMPANY


                                  By /s/
                                     -----------------------------------
                                     Title: Mary Ann McCarthy
                                            Managing Director

                                  KZH-CRESCENT CORPORATION




                                  By /s/
                                     -----------------------------------
                                     Title: Authorized Agent

                                  ALLSTATE LIFE INSURANCE COMPANY


                                  By /s/
                                     -----------------------------------
                                     Name:



                                  By /s/
                                     -----------------------------------
                                     Name:
                                     Its   Authorized Signatories

                                  KZH-CRESCENT CORPORATION


                                  By
                                     -----------------------------------
                                     Title:

                                  PAMCO CAYMAN LTD.

                                  By: Protective Asset Management L. L.C.,
                                         as Collateral Manager


                                  By /s/
                                     -----------------------------------
                                     Title: Mark K. Okada CFA
                                            Executive Vice President
                                            Protective Asset Management Company

                                  CERES FINANCE LTD.


                                  By /s/
                                     -----------------------------------
                                     Title: John H. Cullimane
                                            Director